Exhibit 99.1

Company Contact:

Investor Relations Contact:

RELM Wireless Corporation

R J Falkner & Company, Inc.

William Kelly, EVP & CFO

R Jerry Falkner, CFA

(321) 984-1414

(800) 377-9893

RELM Wireless Reports Second Quarter and Six-Month 2008 Results

-Second Quarter Sales Improve 79.5% from First Quarter Levels-

WEST MELBOURNE, FL, August 13, 2008 - RELM Wireless Corporation (Amex: RWC) today announced its financial and operating results for the second quarter and first half of 2008.

For the quarter ended June 30, 2008, sales totaled approximately $6.3 million, compared with $9.4 million in the same quarter last year.  Pretax loss for the quarter approximated $0.4 million, compared with pretax income of $2.4 million in the second quarter of 2007.  The Company reported a net loss for the quarter ended June 30, 2008 of approximately $0.3 million, or $0.02 per share, compared with net income of $1.5 million, or $0.10 per fully diluted share, in the same quarter last year.  Income tax benefit for the quarter approximated $0.1 million, compared with income tax expense of $0.9 million for the quarter ended June 30, 2007.  The income tax benefit and income tax expense reported for each quarter are primarily non-cash items.

Gross profit margin for the second quarter of 2008 was 50.8% of sales, versus 57.8% of sales in the same quarter last year.  Selling, general and administrative expenses for the quarter totaled $3.6 million (57.4% of sales), compared with $3.2 million (33.8% of sales) in the corresponding quarter of the previous year.

RELM President and Chief Executive Officer David Storey commented, “Although our financial and operating results for the second quarter 2008 were below those of the comparable quarter last year, they reflect a significant improvement from the first quarter results.  Total second quarter sales were almost 80% higher, and P25 digital sales more than doubled when compared with the first quarter of 2008, both of which contributed to a rebound in gross margins.  Also, considering the current uncertain economic environment, we have taken steps to reduce our selling, general and administrative expenses by approximately $1.4 million annually and $0.7 million for the second half of 2008.”

Storey continued, “Both quarters included higher than normal product development expenses, reflecting initiatives to accelerate the introduction of our next-generation KNG line of P25 digital products.  The first product model in this line was completed and released for sale in June 2008.  Additional models will be introduced in coming months that will address frequencies and markets in which we have not previously had a presence.  Once these models are completed, we anticipate that engineering and product development expenses will return to normalized levels.”

“Many competitors are currently enduring a difficult business climate.  We believe, however, that RELM’s broader line of new digital products with their competitive advantages, combined with a reduced cost structure, will strengthen and position RELM for success going forward,” concluded Storey.

For the six months ended June 30, 2008, sales totaled approximately $9.8 million, compared with $14.0 million in the same period last year.  Pretax loss for the first half of 2008 approximated $2.4 million, compared with pretax income of $1.9 million in the six months ended June 30, 2007.  Net loss for the six months ended June 30, 2008 totaled approximately $1.6 million, or $0.12 per share, compared with net income of $1.1 million, or $0.08 per fully diluted share in the same period last year.  Income tax benefit for the six months ended June 30, 2008 approximated $0.8 million, compared with income tax expense of $0.8 million in the first half of 2007.  The income tax benefit and income tax expense reported for each period are primarily non-cash items.

Gross profit margin for the six months ended June 30, 2008 was 46.7% of sales, versus 52.7% of sales in the corresponding period of the previous year.  Selling, general and administrative expenses for the year-to-date period approximated $7.1 million (72.6% of sales), compared with $5.8 million (41.2% of sales) in the same period last year.

Cash and cash equivalents at June 30, 2008 totaled approximately $5.2 million, compared with $8.5 million at December 31, 2007, and at June 30, 2008, there was no balance or availability under the Company’s revolving line of credit.  At June 30, 2008 the Company continued to be debt-free excluding trade payables.

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, Thursday, August 14, 2008.  Shareholders and other interested parties may participate in the conference call by dialing 800-860-2442 (international/local participants dial 412-858-4600) and asking to be connected to the “RELM Wireless Corp. Conference Call” a few minutes before 9:00 a.m. Eastern Time.  The call will also be webcast at www.relm.com.  Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast.  An online archive of the webcast will be available on the Company’s website for 30 days following the call at www.relm.com.

A replay of the conference call will be available one hour after the completion of the conference call from August 14, 2008 until August 22, 2008 by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID # 421548.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security.  The shift toward interoperability has gained momentum as a result of significant communications failures during events such as the Oklahoma City bombings, the 9/11 attacks and Hurricane Katrina.  RELM was one of the first manufacturers to develop P25-compliant technology.

About RELM Wireless Corporation

For more than 60 years, RELM Wireless Corporation has manufactured and marketed high-specification two-way communications equipment for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications, including disaster recovery.  Advances include new interoperable, low-cost digital two-way radios compliant with APCO Project 25 technical specifications. Products are manufactured and distributed worldwide under BK Radio, RELM/BK and RELM product lines. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: reliance on contract manufacturers; heavy reliance on sales to the U.S. Government; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital.  Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in the Company’s subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

# # #

(Financial Tables to Follow)

RELM WIRELESS CORPORATION
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	(Unaudited)		(Unaudited)
	6/30/2008	6/30/2007	6/30/2008	6/30/2007

Sales, net	$6,299	$9,413	$9,808	$14,044

Expenses:
Cost of products	3,099	3,973	5,226	6,641
Selling, general and administrative expenses	3,618	3,184	7,122	5,793
Total expenses	6,717	7,157	12,348	12,434

Operating (loss) income	(418)	2,256	(2,540)	1,610

Other income (expense):
Net interest income	39	150	105	296
Other income (expense)	(4)	3	(7)	(1)

(Loss) income before income tax benefit (expense)	(383)	2,409	(2,442)	1,905

Income tax benefit (expense)	124	(942)	824	(782)

Net (loss) income	$(259)	$1,467	$(1,618)	$1,123

Net (loss) income per share - basic	$(0.02)	$0.11	$(0.12)	$0.08

Net (loss) income per share - diluted	$(0.02)	$0.10	$(0.12)	$0.08

Weighted average common shares outstanding, basic	13,399	13,346	13,397	13,344
Weighted average common shares outstanding, diluted	13,399	14,039	13,397	14,107

RELM WIRELESS CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data) (Unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash & cash equivalents	$5,189	$8,452
Trade accounts receivable, net	3,092	1,992
Inventories, net	9,714	8,899
Deferred tax assets, net	3,369	2,545
Prepaid expenses & other current assets	1,068	1,097
Total current assets	22,432	22,985

Property, plant and equipment, net	1,443	1,338
Deferred tax assets, net	5,359	5,359
Capitalized software, net	405	-
Other assets	398	463

Total assets	$30,037	$30,145

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,474	$1,161
Accrued compensation and related taxes	833	687
Accrued warranty expense	270	240
Accrued other expenses and other current liabilities	246	263
Total current liabilities	3,823	2,351

Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized
shares, none issued or outstanding.	-	-
Common stock; $0.60 par value; 20,000,000 authorized
shares, 13,400,871 issued and outstanding shares at
June 30, 2008 and 13,395,871 at December 31, 2007, respectively.	8,040	8,037
Additional paid-in capital	23,988	23,953
Accumulated deficit	(5,814)	(4,196)
Total stockholders' equity	26,214	27,794

Total liabilities and stockholders' equity	$30,037	$30,145

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